UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016

BAXALTA INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36782	47-1869689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Lakeside Drive,

Bannockburn, Illinois 60015

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (224) 940-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On June 3, 2016, Baxalta Incorporated (the “Company”), a wholly-owned subsidiary of Shire plc, a Jersey public company (“Shire”), pursuant to the closing on June 3, 2016 of the merger of BearTracks, Inc., an indirect wholly-owned subsidiary of Shire (the “Merger Sub”), with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Shire, entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture, dated June 23, 2015, with Shire and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”) (as supplemented by the First Supplemental Indenture, dated June 23, 2015 (the “First Supplemental Indenture”), the “Indenture”), relating to the guarantee by Shire of the outstanding notes issued by the Company under the Indenture (the “Shire Guarantee”), consisting of $375,000,000 aggregate principal amount of the Company’s floating rate senior notes due 2018 (the “Floating Rate Notes”), $375,000,000 aggregate principal amount of the Company’s 2.000% senior notes due 2018 (the “2018 Notes”), $1,000,000,000 aggregate principal amount of the Company’s 2.875% senior notes due 2020 (the “2020 Notes”), $500,000,000 aggregate principal amount of the Company’s 3.600% senior notes due 2022 (the “2022 Notes”), $1,750,000,000 aggregate principal amount of the Company’s 4.000% senior notes due 2025 (the “2025 Notes”) and $1,000,000,000 aggregate principal amount of the Company’s 5.250% senior notes due 2045 (the “2045 Notes” and together with the 2018 Notes, the 2020 Notes, the 2022 Notes and the 2025 Notes, the “Fixed Rate Notes”). The Fixed Rate Notes and the Floating Rate Notes are collectively hereinafter referred to as the “Notes,” and each of the Floating Rate Notes, the 2018 Notes, the 2020 Notes, the 2022 Notes, the 2025 Notes and the 2045 Notes are hereinafter referred to as a “series” of Notes.

Under the terms of the Second Supplemental Indenture, Shire fully and unconditionally guarantees to the holders of each series of the Notes and to the Trustee the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, on and interest on each series of Securities and any other amounts due and payable under the Indenture, subject to any applicable grace period or notice requirement or both.

The foregoing description of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Second Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated by reference into this Item 1.01.

As a result of the Shire Guarantee, the Company, as a wholly-owned subsidiary of Shire, will be exempt from any reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that may apply to the Company as a result of the Notes. In connection therewith, Shire will include the information required by Section 3-10 of Regulation S-X in its financial statements.

Item 1.02. Termination of a Material Definitive Agreement.

On June 3, 2016, the Company terminated the Five-Year Credit Agreement, dated as of July 1, 2015, as amended, among Baxalta Incorporated as Borrower, JPMorgan Chase Bank, National Association, as Administrative Agent and certain other financial institutions named therein.

Item 2.01.                Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 11, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shire and Merger Sub, pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Shire.

At the effective time (the “Effective Time”) of the Merger on June 3, 2016, each outstanding share of common stock of the Company, par value $0.01 per share (each a “Share”) (other than: (i) Shares held by the Company as treasury stock, (ii) any Shares owned by Shire, Merger Sub or any other direct or indirect wholly-owned subsidiary of Shire, and (iii) Shares held by the Company’s stockholders who have properly exercised appraisal rights with respect to such Shares in accordance with Section 262 of the General Corporation Law of the State of Delaware) was canceled and converted into the right to receive, in each case without interest and subject to any applicable withholding taxes: (i) $18.00 in cash (the “Per Share Cash Consideration”), and (ii)(a) 0.1482 of an American Depositary Share of Shire (a “Shire ADS”) or (b) if a stockholder of the Company validly elected, 0.4446 of an ordinary share of Shire (a “Shire Ordinary Share”) in lieu of such fraction of a Shire ADS described in (ii)(a) above (the consideration described in  (ii)(a) and (b) above, the “Per Share Stock Consideration” and, collectively with the per share cash consideration, the “Per Share Merger Consideration”).

Dyax Corp. (“Dyax”), an indirect wholly-owned subsidiary of Shire, paid approximately $12.37 billion in cash and Shire issued approximately 305.2 million Shire ordinary shares in the aggregate in consideration in the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on January 11, 2016, and which is incorporated herein by reference.

Item 3.01.                Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company requested that the New York Stock Exchange (the “NYSE”) suspend trading of the Shares effective as of prior to the opening of business on June 3, 2016, remove the Shares from listing on the NYSE, and file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the Shares and the deregistration of the Shares under Section 12(b) of the Exchange Act. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and suspending the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

Item 3.03.                Material Modification to Rights of Security Holders.

As set forth in Item 2.01 of this Current Report on Form 8-K, upon the Effective Time, each Share issued and outstanding immediately prior to the Effective Time was canceled and converted into the right to receive the Per Share Merger

Consideration.

At the Effective Time,

(i)             each option to acquire Shares granted under the Company’s 2015 Incentive Plan (each, a “Company Option”) (other than any Company Option granted to a non-employee director of the Company or Baxter International Inc. (“Baxter”)) that was outstanding and unexercised immediately prior to the Effective Time was canceled and exchanged for an option exercisable into Shire Ordinary Shares or Shire ADSs (as determined by Shire) on generally the same terms and conditions (adjusted to account for the Merger), except that each award granted in exchange for a Company Option that was subject to a performance-based vesting condition as of immediately prior to the Effective Time will vest solely based on the continued employment of the holder with Shire or its subsidiaries through the end of the performance period;

(ii)          each option to acquire Shares granted under the Company’s 2015 Incentive Plan to non-employee directors of the Company or Baxter (each, a “Non-Employee Director Option”) that was outstanding and unexercised immediately prior to the Effective Time and for which the Per Share Cash Consideration, plus the Per Share Stock Consideration (determined based on the fair market value of a Shire ADS), exceeded the exercise price of such Non-Employee Director Option was canceled and the holder thereof received a payment of cash and Shire ADSs in an amount equal to the Per Share Merger Consideration (which amount was divided between cash and Shire ADSs in the same proportion as the Per Share Merger Consideration) as if such Non-Employee Director Option had been exercised in full (without regard to the extent to which the Non-Employee Director Option was vested or exercisable immediately prior to the Effective Time) on a cashless basis immediately prior to the Effective Time;

(iii)       each Non-Employee Director Option that was outstanding and unexercised immediately prior to the Effective Time and for which the Per Share Cash Consideration, plus the Per Share Stock Consideration (determined based on the fair market value of a Shire ADS), did not exceed the exercise price of such Non-Employee Director Option was canceled without any consideration being paid in respect thereof;

(iv)      each award of restricted stock units granted under the Company’s 2015 Incentive Plan (each, a “Company Restricted Stock Unit”) (other than any Company Restricted Stock Unit granted to a non-employee director of the Company or Baxter) that was outstanding immediately prior to the Effective Time was canceled and exchanged for an award for restricted stock units payable in a number of Shire Ordinary Shares or Shire ADSs (as determined by Shire) adjusted for the difference in fair market values between the Shares and Shire Ordinary Shares or Shire ADSs, as applicable;

(v)         each Company Restricted Stock Unit granted under the Company’s 2015 Incentive Plan to a non-employee director of the Company or Baxter that was outstanding immediately prior to the Effective Time, whether or not then vested, was canceled in exchange for the right to receive the Per Share Merger Consideration; and

(vi)      each award of performance stock units granted under the Company’s 2015 Incentive Plan that was outstanding immediately prior to the Effective Time was canceled and exchanged for an award of restricted stock units payable in a number of Shire Ordinary Shares or Shire ADSs (as determined by Shire) adjusted for the difference in fair market values between the Shares and Shire Ordinary Shares or Shire ADSs, as applicable, assuming that each performance goal applicable to such award had been achieved at the greater of the actual performance level and the target level, and following the Merger, such award will vest solely based on the continued employment of the holder with Shire or its subsidiaries through the end of the performance period.

The information set forth in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01.                Changes in Control of Registrant.

As a result of the consummation of the Merger, and upon the Effective Time, a change of control of the Company occurred, and the Company became a wholly-owned subsidiary of Shire.

The information set forth in Item 2.01, 3.01 and 3.03 of this Current Report on Form 8-K are incorporated by reference into this Item 5.01.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, each of the nine directors of the Company (Wayne T. Hockmeyer, Ph.D., Blake E. Devitt, Karen J. Ferrante, M.D., John D. Forsyth, Gail D. Fosler, James R. Gavin III, M.D., Ph.D., Ludwig N. Hantson, Ph.D., François Nader, M.D. and Albert P.L. Stroucken) resigned from the board of directors of the Company and from all committees of the board of directors on which they served. These resignations were not a result of any disagreements between the Company and its directors or officers on any matter relating to the Company’s operations, policies or practices.

Upon completion of the Merger and pursuant to the terms of the Merger Agreement, Ms. Fosler and Mr. Stroucken have been appointed to the board of directors of Shire.

Item 5.03.                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety.

Copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 9.01                   Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of January 11, 2016, among Shire plc, BearTracks, Inc. and Baxalta Incorporated (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Baxalta Incorporated on January 11, 2016).

3.1	Amended and Restated Certificate of Incorporation of Baxalta Incorporated, as amended on June 3, 2016.

3.2	Amended and Restated Bylaws of Baxalta Incorporated, as amended on June 3, 2016.

4.1

Second Supplemental Indenture, to the Indenture dated as of June 3, 2016, between Baxalta Incorporated, Shire plc and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of June 3, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baxalta Incorporated

	By:	/s/ John F. Miller
		Name:	John F. Miller
		Title:	President

Date: June 3, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of January 11, 2016, among Shire plc, BearTracks, Inc. and Baxalta Incorporated (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Baxalta Incorporated on January 11, 2016).

3.1	Amended and Restated Certificate of Incorporation of Baxalta Incorporated, as amended on June 3, 2016.

3.2	Amended and Restated Bylaws of Baxalta Incorporated, as amended on June 3, 2016.

4.1

Second Supplemental Indenture, to the Indenture dated as of June 3, 2016, between Baxalta Incorporated, Shire plc and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of June 3, 2016.